Exhibit 10.7

AMENDMENT TO EMPLOYMENT AGREEMENT

BETWEEN

CARL J. WILLIAMS

AND GLOBAL PAYMENTS INC. DATED AS OF MARCH 15, 2004

Effective January 1, 2009, Global Payments Inc., a Georgia corporation (the “Company”), and Carl J. Williams (“Executive”) agree to amend the Employment Agreement (dated as of March 15, 2004) (the “Agreement”) between the parties as hereinafter set forth in order to clarify certain provisions of the Agreement and to comply with Section 409A of the Internal Revenue Code Section and the regulations thereunder. The terms of this Amendment supersede any inconsistent terms in the Agreement. Words and phrases that are defined in the Agreement have the same meaning when used in this Amendment.

1.        Section 7 is amended by adding a new section (f) at the end thereof, as follows:

“(f)    Definition of Termination of Employment. For purposes of determining the time of payment of any amount hereunder in accordance with Section 409A, all references in this Agreement to termination of employment or Date of Termination mean a separation from service as defined under Section 409A and the regulations thereunder. This provision does not prohibit the vesting of any amount upon a termination of employment, however defined.”

2.        In Section 8(a), the clause “only if Executive executes a Release in substantially the form of Exhibit A hereto (the “Release”)” is amended to read as follows:

“only if Executive executes (and does not revoke) a Release in substantially the form of Exhibit A hereto (the “Release”) within 60 days of the Date of Termination”

3.        Section 8(a)(ii) of the Agreement shall be deleted in its entirety and replaced with the following:

“(ii)    the Company shall continue to pay Executive for the shorter of nine (9) months after the Date of Termination or until Executive becomes employed with a subsequent employer, earns an income from becoming an owner, partner, or an independent contractor of any other entity, or in the event Employee earns an income from becoming a consultant, starting a business, or otherwise, (the “Normal Severance Period”), an amount equal to his monthly Base Salary, payable in equal monthly or more frequent installments as are customary under the Company’s payroll practices for active employees from time to time; provided, however that the Company’s obligation to make or continue such payments shall cease if Executive violates any of the Restrictive Covenants (as set forth in Section 13 of this Agreement) and fails to remedy such violation to the satisfaction of the Board within 10 days of notice of such violation and further provided that the payments due Executive under this Section for the first six (6) months after the Date of Termination shall be paid on the six (6) month anniversary of the Date of Termination (the “Pay Date”); and”

4.        Section 8(a)(v) of the Agreement shall be deleted in its entirety and replaced with the following:

“(v)    notwithstanding the provisions of the applicable Option agreement, all of Executive’s vested hut unexercised Options as of the Date of Termination (including those with accelerated vesting pursuant to Section 8(a)(iv) above) shall remain exercisable through the earlier of (A) the original expiration date of the Option, (B) the 90th day following the end of the Normal Severance Period; or (C) the date that is the 10th anniversary of the original date of grant of the Option.”

5.        In Section 8(b), the clause “only if Executive executes the Release” is amended to read as follows:

“only if Executive executes (and does not revoke) the Release within 60 days of the Date of Termination”

6.        Section 8(b)(ii) of the Agreement shall be deleted in its entirety and replaced with the following:

“(ii)    the Company shall continue to pay Executive for the shorter of six (6) months after the Date of Termination or until Executive becomes employed with a subsequent employer, earns an income from becoming an owner, partner, or an independent contractor of any other entity, or in the event Employee earns an income from becoming a consultant, starting a business, or otherwise, (the “Poor Performance Severance Period”), an amount equal to his monthly Base Salary, payable in equal monthly or more frequent installments as are customary under the Company’s payroll practices for active employees from time to time; provided, however that the Company’s obligation to make or continue such payments shall cease if Executive violates any of the Restrictive Covenants (as set forth in Section 13 of this Agreement) and fails to remedy such violation to the satisfaction of the Board within 10 days of notice of such violation and further provided that the payments due Executive under this Section for the first (6) six months after the Date of Termination shall be paid on the six (6) month anniversary of the Date of Termination (the “Pay Date”); and”

7.        Section 8(b)(vii) of the Agreement shall be deleted in its entirety and replaced with the following:

“(vii)    notwithstanding the provisions of the applicable Option agreement, all of Executive’s vested but unexercised Options as of the Date of Termination (including those with accelerated vesting pursuant to the Section 8(b)(vi) shall remain exercisable through the earlier of (A) the original expiration date of the Option, (B) the 90th day following the end of the Poor Performance Severance Period; or (C) the date that is the 10th anniversary of the original date of grant of the Option.”

8.        In Section 8(c), the clause “only if Executive executes the Release” is amended to read as follows:

“only if Executive executes (and does not revoke) the Release within 60 days of the Date of Termination”

9.        Section 8(c)(ii) of the Agreement shall be deleted in its entirety and replaced with the following:

“(ii)    on the six (6) month anniversary of the Date of Termination (the “Pay Date”), the Company (or its successor) shall pay the Executive a lump sum equal to the amount of the Executive’s Base Salary from the Date of Termination until the Pay Date, provided however, that the Company shall have no obligation to make such payment if Executive has violated any of the Restrictive Covenants (as defined in Section 13 of this Agreement) and failed to remedy such violation to the satisfaction of the Board within 10 days of notice of such violation; thereafter, for up to three (3) additional months, the Company (or its successor) will continue to pay Executive an amount equal to his monthly Base Salary, payable in equal monthly or more frequent installments as are customary under the Company’s payroll practices for active employees from time to time; provided, however that the Company’s obligation to make or continue such payments shall cease if Executive violates any of the Restrictive Covenants (as defined in Section 13 of this Agreement) and fails to remedy such violation to the satisfaction of the Board within 10 days of notice of such violation; and”

10.        Section 8(c)(iii) of the Agreement shall be deleted in its entirety and replaced with the following:

“(iii)    for a period of nine (9) months after the Date of Termination, the Company shall continue benefits to Executive and/or Executive’s family at least equal to those which would have been provide to them in accordance with the Welfare Plans described in Section 5(c) of this Agreement as if Executive’s employment had not been terminated; provided, however that the Company’s obligation to provide such benefits shall cease if Executive violates any of the Restrictive Covenants (as set forth in Section 13 of this Agreement) and fails to remedy such violation to the satisfaction of the Board within 10 days of notice of such violation; and”

11.        Section 8(c)(iv) of the Agreement shall be deleted in its entirety and replaced with the following:

“(iv)    on the six month anniversary of the Date of Termination (the “Pay Date”), the Company shall pay Executive a bonus for the year in which the Date of Termination occurs in an amount equal to 100% of the applicable year’s Bonus Opportunity (as defined in Section 5(b)(i)); and”

12.        Section 8(c)(vii) of the Agreement shall be deleted in its entirety and replaced with the following:

“(vii)    notwithstanding the provisions of the applicable Option agreement, all of Executive’s vested but unexercised Options as of the Date of Termination (including those with accelerated vesting pursuant to the Section 8(c)(vi) above) shall remain exercisable through the earlier of (A)

the original expiration date of the Option, (B) the 90th day following the end of the Change in Control Severance Period; or (C) the date that is the 10th anniversary of the original date of grant of the Option; and”

13.        The last sentence in Section 10(a) of the Agreement shall be deleted in its entirety and replaced with the following:

“In that event, Payments to the Executive shall be reduced on a pro-rata basis.”

14.        The following sentence in Section 10(b) shall be deleted in its entirety:

“Any Gross-Up Payment, as determined pursuant to this Section 10, shall be paid by the Company to Executive within five days of the receipt of the Accounting Firm’s determination.”

and replaced with the following language:

“Any Gross-Up Payment, as determined pursuant to this Section 10, shall be paid by the Company to Executive within five days of the receipt of the Accounting Firm’s determination, but in no event before the sixth month anniversary of the Termination Date or later than the end of Executive’s taxable year following the taxable year in which the Excise Tax is remitted.”

15.        The following sentence in Section 10(b) shall be deleted in its entirety:

“In the event that the Company exhausts its remedies pursuant to Section 10(c) and Executive thereafter is required to make a payment of any Excise Tax, the Accounting Firm shall determine the amount of the Underpayment that has occurred and any such Underpayment shall be promptly paid by the Company to or for the benefit of Executive.”

and replaced with the following language:

“In the event that the Company exhausts its remedies pursuant to Section 10(c) and Executive thereafter is required to make a payment of any Excise Tax, the Accounting Firm shall determine the amount of the Underpayment that has occurred and any such Underpayment shall be promptly paid by the Company (but in no event before the sixth month anniversary of the Termination Date or later than the end of Executive’s taxable year following the taxable year in which the Underpayment is remitted) to or for the benefit of Executive.”

16.        Section 10 is amended by adding the following new paragraph (e) at the end thereof:

“(e)    Any payment of costs or expenses relating to claims as described in Section 10(c) shall be made by the end of Employee’s taxable year following the taxable year in which the taxes that are the subject of the claim are remitted or, if no taxes are remitted, by the end of Employee’s taxable year following the year in which an audit relating to such claim is completed or there is a final and nonappealable settlement or other resolution of the claim.”

17.        Section 11 of the Agreement shall be modified by adding the following sentence to the end of the existing Section 11:

“Any costs or expenses that otherwise meet the requirements for reimbursement under this Section 11 shall be reimbursed within 60 days of submission by Executive of a request for reimbursement, but in no event later than the last day of Executive’s taxable year following the taxable year in which the Executive becomes entitled to such reimbursement by reason of being successful on at least one material issue (provided a request for reimbursement has been made).”

18.        Section 15 of the Agreement shall be deleted in its entirety and replaced with the following:

“15.    Rabbi Trust. In order to ensure the payment of the severance benefit provided for in Section 8(c)(ii) and (iii) of this Agreement, immediately following the commencement of any action by a third party with the aim of effecting a Change in Control of the Company, or the publicly-announced threat by a third party to commence any such action, the Company shall fully fund through the Global Payments Inc. Benefit Security Trust, or similar “rabbi trust” the amount of the severance payment that would have been paid to Executive under Section 8(c)(ii) and (iii) if the Date of Termination had occurred on the date of commencement, or publicly-announced threat of commencement, of such action by the third party. Amounts shall be paid to Executive from such trust as provided under this Agreement and the trust. The right of Executive to receive payments under this Agreement shall be an unsecured claim against the general assets of the Company and Executive shall have no rights in or against any specific assets of the Company.”

19.        Section 17 of the Agreement shall be modified by adding the following new subsection (h) to the end of the existing Section 17:

“(h)    Section 409A. This Agreement is intended to comply with Section 409A of the Code and the regulations thereunder, to the extent applicable. The Agreement shall be interpreted in such a way so as to comply, to the extent necessary, with Section 409A and applicable regulations. References to termination of employment shall, to the extent necessary, be references to a severance from service as defined in Section 409A.”

IN WITNESS WHEREOF, the parties hereto have duly executed this amendment to the Agreement, effective as the date specified above.

EXECUTIVE:		GLOBAL PAYMENTS INC.

/s/ Carl J. Williams		By:	/s/ Suellyn P. Tornay
Carl J. Williams
		Name:	Suellyn P. Tornay

Date:	12/31/08	Title:	Executive Vice President and General Counsel

		Date:	12/31/08